EXHIBIT 10.29

Borqs Technologies, Inc. (as the Chargor) BOrqs International HOlding Corp (as the Company) and Partners for growth v, L.P. (as the Agent)

EQUITABLE MORTGAGE over registered shares in a Cayman Islands exempted company

WARNING THE TAKING OR SENDING BY ANY PERSON OF AN ORIGINAL OF THIS DOCUMENT INTO THE CAYMAN ISLANDS MAY GIVE RISE TO THE IMPOSITION OF CAYMAN ISLANDS STAMP DUTY

www.harneys.com

Content

1	Interpretation	3
2	Principal payment obligation	6
3	Creation of security	6
4	Representations	7
5	Covenants	9
6	Shares	10
7	When security becomes enforceable	13
8	Enforcement of security	13
9	Receiver	14
10	Powers of receiver	15
11	Application of proceeds	16
12	Expenses and indemnity	17
13	Delegation	17
14	Further assurances	17
15	Power of attorney	18
16	Preservation	18
17	Miscellaneous	20
18	Notices	21
19	Release	22
20	Set off	22
21	Third Party Rights	22
22	Jurisdiction	22
23	Governing law	23
SCHEDULE 1		24
SCHEDULE 2		26

2

THIS MORTGAGE is dated 30 April 2018 and is made as a deed

BETWEEN

1	Borqs Technologies, Inc., a BVI business company incorporated under the laws of the British Virgin Islands with registered number 1880410 and whose registered office is at the offices of Ritter House, Wickhams Cay II, Road Town, Tortola, British Virgin Islands (the Chargor);

2	BORQS International Holding Corp, an exempted company limited by shares incorporated under the laws of the Cayman Islands with registered number 192127 whose registered office is at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the Company); and

3	Partners for Growth V, L.P., acting in its capacity as security agent for the Lenders (the Agent).

BACKGROUND

A	The Chargor and the Company enter into this Mortgage to provide security for the continuing provision of credit facilities to the Borrower under the Loan Documents.

B	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1	Interpretation

1.1	Definitions

In this Mortgage:

Borrower means BORQS Hong Kong Limited and any other borrower under a Loan Document.

Business Day means a day, other than a Saturday or a Sunday, on which banks are open for general business in the Cayman Islands, the British Virgin Islands and the United States of America.

BVI Act means the BVI Business Companies Act, 2004.

Companies Law means the Companies Law (Revised) of the Cayman Islands.

Event of Default means any event of default under any Loan Document.

Initial Shares means the 1 ordinary share of US$0.001 par value each issued by the Company and owned by the Chargor on the date of this Mortgage.

Lender means each lender under a Loan Document, including, at the date of this Agreement, Partners for Growth IV, L.P. and Partners for Growth V, L.P.

3

Loan Document means each of:

(a)	the loan and security agreement dated August 15, 2016 between Partners for Growth IV, L.P. as lender and BORQS Hong Kong Limited as borrower; and

(b)	the loan and security agreement dated April 30, 2018 between Partners for Growth V, L.P. as lender and BORQS Hong Kong Limited as borrower; and

(c)	any other loan and security agreement designated as such by the Agent.

Mortgage means this equitable share mortgage.

Obligations means all present and future obligations and liabilities of any kind (whether actual or contingent and whether owed jointly or severally as principal or surety or in any other capacity whatsoever) of any Obligor to any Lender under a Loan Document.

Obligor means the Chargor, the Company, each Borrower and each other person providing security in connection with a Loan Document.

Receiver means a receiver and manager or a receiver, in each case, appointed under this Mortgage.

Register of Charges means the register of charges of the Chargor maintained by the Chargor in accordance with the BVI Act.

Register of Members means the register of members of the Company maintained by the Company in accordance with the Companies Law.

Related Rights means the rights attached to the Shares described in Clause 3.2(b).

Security Assets means all the Shares and the Related Rights.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or other security interest, any pre-emption rights or options, hold back or flawed asset arrangements or any other agreement or arrangement having a similar effect.

Security Period means the period beginning on the date of this Mortgage and ending on the date on which all the Obligations have been unconditionally and irrevocably paid and discharged in full.

Shares means the Initial Shares and any other shares issued by the Company owned by the Chargor or its nominee(s) from time to time.

SSVB Share Mortgage means the equitable mortgage over registered shares in the Company granted by the Chargor to SPD Silicon Valley Bank Co., Ltd. on 15 October 2017.

Subordination Agreement means, collectively, the subordination agreement dated August 15, 2016 between Partners for Growth IV, L.P. and SPD Silicon Valley Bank Co., Ltd. and the subordination agreement dated on or about the date of this Mortgage between the Agent and SPD Silicon Valley Bank Co., Ltd.

Third Parties Law means The Contracts (Rights of Third Parties) Law (Revised).

4

1.2	Construction

(a)	Capitalised terms defined in the Loan Documents have, unless expressly defined in this Mortgage, the same meaning in this Mortgage.

(b)	In this Mortgage, unless the contrary intention appears, a reference to:

(i)	a reference to any asset, unless the context otherwise requires, includes any present, future or contingent asset (including properties, revenues and rights of every description) whether tangible or intangible;

(ii)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing and registration;

(iii)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

(iv)	Security means the security constituted by this Mortgage;

(v)	tax shall be construed so as to include any tax, fund, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying of the same);

(vi)	a provision of law is a reference to that provision as amended or re-enacted;

(vii)	a Clause or a Schedule is a reference to a clause of or a schedule to this Mortgage;

(viii)	a person includes its successors and assigns; and

(ix)	a time of day is a reference to time in the Cayman Islands.

(c)	If the Agent considers in its sole discretion that an amount paid to it under the Loan Documents is capable of being avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Mortgage.

(d)	References to the singular include the plural, and vice versa.

(e)	The index to and headings in this Mortgage are for convenience only and are to be ignored in construing this Mortgage.

1.3	Statutes

In this Mortgage a reference to a statute or statutory instrument is, unless otherwise specified, a reference to the most recent revision of the relevant statute or statutory instrument of the Cayman Islands and includes any statutory modification or re-enactment thereof for the time being in force.

5

2	Principal payment obligation

In consideration for the provision of credit to each Borrower under the Loan Documents and for other good and valuable consideration the receipt of which is hereby acknowledged by each party hereto, the Chargor hereby covenants with and undertakes to the Agent to pay and discharge as principal obligor and not merely as surety all of the Obligations as and when the same are due on the first written demand of the Agent.

3	Creation of security

3.1	General

The security created under this Mortgage:

(a)	is created in favour of the Agent;

(b)	is created over the Security Assets;

(c)	is security for the irrevocable payment and satisfaction in full of all the Obligations; and

(d)	is created by the Chargor as legal and beneficial owner.

The Agent holds the benefit of this Mortgage on trust for the Lenders.

3.2	Securities

(a)	The Chargor charges by way of first equitable mortgage all of its interest in all the Shares.

(b)	The Chargor charges by way of first fixed charge all of its rights, title and interest including all benefits, present and future, actual and contingent accruing in respect of:

(i)	any dividend or interest paid or payable in relation to the Shares; and

(ii)	any right, money or property accruing or offered at any time in relation to the Shares by way of redemption, repurchase, substitution, exchange, bonus or preference, under option rights or otherwise,

(the Related Rights).

3.3	Second Ranking Security

(a)	Notwithstanding any other provision of this Mortgage, the security created under this Mortgage shall, until such time as the Obligations under the SSVB Share Mortgage have been unconditionally and irrevocably paid and discharged in full, be second-ranking to the security created under the SSVB Share Mortgage in accordance with the terms of the Subordination Agreement.

6

4	Representations

4.1	Representations

Each of the Chargor and the Company makes the following representations to each Lender.

4.2	Status

(a)	The Company is an exempted company, duly incorporated and validly existing under the laws of the Cayman Islands.

(b)	The Chargor is a BVI business company, duly incorporated and validly existing under the laws of the British Virgin Islands.

(c)	It has the power to own its assets and carry on its business as it is being conducted and it is in good standing.

4.3	Binding obligations

The obligations expressed to be assumed by it in this Mortgage are its legal, valid, binding and enforceable obligations.

4.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Mortgage do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets.

4.5	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Mortgage and the transactions contemplated by this Mortgage.

4.6	Validity and admissibility in evidence

Subject to the payment of stamp duty in accordance with Clause 5.4 (Taxes), all authorisations or consents required or desirable:

(a)	to enable it lawfully to enter into and exercise its rights and comply with its obligations under this Mortgage; and

(b)	to make this Mortgage admissible in evidence in the Cayman Islands and in the British Virgin Islands,

have been obtained or effected and are in full force and effect.

7

4.7	Registration

Subject to Clause 5.4 (Taxes) and Clause 5.5 (Filings and Registrations), it is not necessary or advisable that this Mortgage be filed, registered, recorded or enrolled with any court, public office or other authority in any jurisdiction or that any stamp, documentary, registration or similar tax or duty be paid on or in relation to this Mortgage.

4.8	Litigation

No litigation, arbitration or administrative proceeding is current, pending or, to its knowledge, threatened which might, if adversely determined, have a material adverse effect on the business, assets, financial condition or results of operations of it, on its ability to perform its obligations under this Mortgage or which purport to effect the legality, validity or enforceability of this Mortgage. There has been no failure by it to make any payment resulting from a court order or judgment.

4.9	Liquidation

It has not taken any corporate action and no other steps been taken or legal proceedings been started or are (to the best of its knowledge and belief) threatened against it for its winding-up (whether voluntary or by the courts of the Cayman Islands or the British Virgin Islands), liquidation, dissolution, strike off, administration, reorganisation (by way of voluntary arrangement, creditors' arrangement, scheme of arrangement or otherwise), composition, compromise, assignment or arrangement with any creditor or for the appointment of a liquidator, provisional liquidator, receiver, administrator, administrative receiver or other similar officer of it or any or all of its assets or revenues.

4.10	Chargor Representations

The Chargor makes the following representations to the Agent.

4.11	Legal and beneficial ownership

The Chargor is the sole absolute legal and beneficial owner of the Security Assets, free and clear of any rights or interests in favour of third parties except for the SSVB Share Mortgage and this Mortgage.

4.12	Security

This Mortgage creates:

(a)	until such time as the Obligations under the SSVB Share Mortgage have been unconditionally and irrevocably paid and discharged in full, a second ranking equitable mortgage over all of the Shares and a second fixed charge over the Related Rights; and

(b)	after such time as the Obligations under the SSVB Share Mortgage have been unconditionally and irrevocably paid and discharged in full, a first ranking equitable mortgage over all of the Shares and a first fixed charge over the Related Rights, and is not liable to be avoided or otherwise set aside on the liquidation or administration of the Chargor or otherwise.

8

4.13	Shares

(a)	The Shares are fully paid and non-assessable.

(b)	The Shares represent 100% of the shares issued by the Company.

(c)	The Company has not granted any warrants, options or other analogous rights to any person relating to shares issued by the Company.

(d)	The Shares are freely transferable and no consents or approvals (including rights of pre-emption) are required in order to register a transfer of the Shares.

(e)	The directors of the Company are not entitled (other than pursuant to the Company’s memorandum or articles of association, which entitlement is waived by the Company pursuant to Clause 6.9), to refuse to register any transfer of Shares comprising Security Assets into the name of the Agent or its nominee.

(f)	It has not received any notice of any adverse claim by any person in respect of the ownership of any Security Asset or any interest in it, nor has any acknowledgement been given to any person in respect of any Security Asset.

4.14	Times for making representations

(a)	The representations set out in this Mortgage (including in this Clause 4) are made on the date of this Mortgage and are deemed to be repeated on each day of the Security Period.

(b)	When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

4.15	Estoppel

Each of the Chargor and the Company acknowledges and agrees that the representations in this Mortgage are made by way of deed, and that they shall be estopped from subsequently arguing that any representation was untrue when made or repeated.

5	Covenants

5.1	Security

The Chargor shall not create or permit to subsist any Security Interest on any Security Asset (except for this Security).

5.2	Disposals

The Chargor shall not sell, transfer, licence, lease or otherwise dispose of any Security Asset.

5.3	No Amendment of Articles

Save with the prior written consent of the Agent, the Chargor shall not exercise its voting rights as sole shareholder of the Company to amend the memorandum or articles of association of the Company.

9

5.4	Taxes

(a)	The Chargor will pay or procure for the stamping of an executed original of this Mortgage under the Stamp Duty (Revised) and deliver the same to the Agent within 20 Business Days after the date that this Mortgage is first brought into the Cayman Islands.

(b)	The Chargor will pay or procure the payment when due of all present and future registration fees, other stamp duties and other similar tax which is or becomes payable in relation to this Mortgage and keep the Agent indemnified against any failure or delay in paying them.

5.5	Filings and Registrations

Without limiting the provisions of Clause 14 (Further assurances) or any other provisions of this Mortgage, the Chargor shall, immediately within 10 Business Days after the date of this Mortgage provide a copy of its updated Register of Charges recording the particulars of this Security therein pursuant to section 162 of the BVI Act

6	Shares

6.1	Deposit

(a)	The Chargor shall, on the date of this Mortgage:

(i)	deliver to the Agent an executed by undated share transfer instrument in the form set out in SCHEDULE 2 and other documents which may be requested by the Agent in order to enable the Agent or its nominees to be registered as the owner or otherwise obtain legal title to the Initial Shares; and

(ii)	deliver to the Agent copies of the corporate authorisations of the Chargor and the Company required to authorise the execution of this Mortgage.

(b)	The Chargor shall, immediately after the issue of any Shares other than the Initial Shares, comply with sub-paragraphs (a)(ii) above in respect of such Shares.

6.2	Removal of directors

The Chargor shall procure that the Company delivers:

(a)	signed but undated letters of resignation from the sole director of the Company in the form set out in SCHEDULE 1, Part I; and

(b)	signed and dated letters of authorisation from the sole director of the Company in the form set out in SCHEDULE 1, Part II,

to the Agent on the date of this Mortgage and, where any person is appointed as a director of the Company after the date of this Mortgage, immediately after such appointment.

6.3	Changes to rights

Neither the Chargor nor the Company shall take or allow the taking of any action on their behalf which may result in the rights attaching to any of the Security Assets being altered or, save with the prior written consent of the Agent, further shares in the Company in excess of the Initial Shares being issued (including by creating any instrument convertible into shares in the Company).

10

6.4	Payments on Shares

(a)	The Chargor shall pay all calls or other payments due and payable in respect of any Shares.

(b)	If the Chargor fails to do so, the Agent may pay the calls or other payments in respect of any Shares on behalf of the Chargor. The Chargor shall immediately on request reimburse the Agent for any payment made by the Agent under this Subclause.

6.5	Other obligations in respect of Security Assets

(a)	The Chargor shall comply with all conditions and obligations assumed by it in respect of the Security Assets.

(b)	The Agent is not obliged to:

(i)	perform any obligation of the Chargor;

(ii)	make any payment;

(iii)	make any enquiry as to the nature or sufficiency of any payment received by it or the Chargor; or

(iv)	present or file any claim or take any other action to collect or enforce the payment of any amount to which it may be entitled under this Mortgage,

in respect of any Security Asset.

6.6	Voting rights

(a)	Before this Security becomes enforceable, the voting rights, powers and other rights in respect of the Security Assets may be exercised by the Chargor and shall, if exercisable by the Agent, be exercised in any manner which the Chargor may direct in writing.

(b)	The Chargor shall indemnify the Agent against any loss or liability incurred by the Agent as a consequence of the Agent acting in respect of the Security Assets as permitted by this Mortgage or on the direction of the Chargor.

(c)	After this Security has become enforceable, the Agent may exercise (in the name of the Chargor and without any further consent or authority on the part of the Chargor) any voting rights and any powers or rights which may be exercised by the legal or beneficial owner of any Security Asset.

11

6.7	Dividends

(a)	Before this Security becomes enforceable, the Chargor shall be entitled to receive and retain all cash dividends, interest and any other monies paid to it in respect of any Security Assets.

(b)	Upon or at any time after this Security has become enforceable, all dividends, interest and other monies arising from the Security Assets shall be paid to the Agent or to such account as it shall direct for application at its discretion.

6.8	Turnover

(a)	If the Chargor or the Company receives or recovers any amount which, under the terms of this Mortgage, should have been paid to the Agent, it will:

(i)	hold an amount of that receipt or recovery equal to the Obligations (or if less, the amount received or recovered) on trust for the Agent and promptly pay that amount to the Agent for application in accordance with the terms of this Mortgage; and

(ii)	promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Obligations to the Agent for application in accordance with the terms of this Mortgage.

(b)	If, for any reason, any of the trusts expressed to be created in this Clause should fail or be unenforceable, the Chargor or the Company, as the case may be, will promptly pay or distribute an amount equal to that receipt or recovery to the Agent to be held on trust by the Agent for application in accordance with the terms of this Mortgage.

6.9	Company obligations

The Company:

(a)	irrevocably waives:

(i)	any first and paramount lien; and

(ii)	any rights of forfeiture,

which it may have, now or in the future, under its constitutional documents (including but not limited to under articles 4 and 5 of its articles of association), in relation to the Security Assets;

(b)	irrevocably consents to the transfer of the Shares pursuant to the enforcement by the Agent of any of its rights under this Mortgage and undertakes not to exercise its discretion to refuse to register the transfer of any Share pursuant to article 6.2 of its articles of association or to suspend registration under article 6.4 of its articles of association; and

(c)	shall not register the transfer of any Share to any other person without the prior written consent of the Agent.

12

6.10	Register of Members

The Company shall:

(a)	Within 10 Business Days after the date of this Mortgage, provide the Agent with a certified copy of the Register of Members containing the following annotation:

“All the ordinary shares issued as fully paid up and registered in the name of Borqs Technologies, Inc. are mortgaged and charged in favour of Partners for Growth V, L.P. pursuant to a share mortgage dated April __, 2018, as amended from time to time”.

(b)	promptly register any transfer of title to the Shares pursuant to any enforcement by the Agent of its rights under this Mortgage.

6.11	Legal Mortgage

At the request of the Agent at any time prior to or after the occurrence of an Event of Default the Chargor shall promptly cause the Security Assets or any part of them to be registered in the name of the Agent (or its nominee) thereupon to be held, as so registered, subject to the terms of this Mortgage.

7	When security becomes enforceable

7.1	Event of Default

Subject to the terms of the Subordination Agreement, this Security will become immediately enforceable if an Event of Default occurs and is continuing.

7.2	Discretion

After this Security has become enforceable, the Agent may in its absolute discretion enforce all or any part of this Security in any manner it sees fit including, without limitation, dating and presenting to the Company or any other person any undated documents provided to it pursuant to Clauses 6.1 (Deposit) and 6.2 (Removal of directors) or any other provision of this Mortgage, including to remove the then existing directors and officers (with or without cause) by dating and presenting the undated, signed letters of resignation delivered pursuant to this Mortgage to appoint such persons as directors of the Company as it shall deem appropriate.

8	Enforcement of security

8.1	No liability as mortgagee in possession

Neither the Agent nor any Receiver will be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

13

8.2	Protection of third parties

No person (including a purchaser) dealing with the Agent or a Receiver or its or his agents will be concerned to enquire:

(a)	whether the Obligations have become payable;

(b)	whether any power which the Agent or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

(c)	whether any money remains due under the Loan Documents; or

(d)	how any money paid to the Agent or to that Receiver is to be applied.

8.3	Redemption of prior mortgages

(a)	At any time after this Security has become enforceable, the Agent may:

(i)	redeem any prior Security Interest against any Security Asset; and/or

(ii)	procure the transfer of that Security Interest to itself; and/or

(iii)	settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed will be, in the absence of manifest error, conclusive and binding on the Chargor.

(b)	The Chargor shall pay to the Agent, immediately on demand, the costs and expenses incurred by the Agent in connection with any such redemption and/or transfer, including the payment of any principal or interest.

8.4	Contingencies

If this Security is enforced at a time when no amount is due under the Loan Documents but at a time when amounts may or will become due, the Agent may pay the proceeds of any recoveries effected by it into a suspense account or other account selected by it.

9	Receiver

9.1	Appointment of Receiver

(a)	The Agent may appoint any one or more persons to be a Receiver of all or any part of the Security Assets if this Security has become enforceable.

(b)	Any appointment under paragraph (a) above may be by deed, under seal or in writing under its hand.

9.2	Removal

The Agent may remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

9.3	Remuneration

The Agent may fix the remuneration of any Receiver appointed by it.

14

9.4	Agent of the Chargor

(a)	A Receiver will be deemed to be the agent of the Chargor for all purposes. The Chargor alone is responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

(b)	No Lender will incur any liability (either to the Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason.

9.5	Exercise of Receiver powers by the Agent

To the fullest extent allowed by law, any right, power or discretion conferred by this Mortgage (either expressly or impliedly) or by law on a Receiver may after this Security becomes enforceable be exercised by the Agent in relation to any Security Asset without first appointing a Receiver and notwithstanding the appointment of a Receiver.

10	Powers of receiver

10.1	General

(a)	A Receiver has all of the rights, powers and discretions set out below in this Clause.

(b)	If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Mortgage individually and to the exclusion of any other Receiver.

10.2	Possession

A Receiver may take immediate possession of, get in and collect any Security Asset.

10.3	Employees

(a)	A Receiver may appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Mortgage upon such terms as to remuneration or otherwise as he thinks fit.

(b)	A Receiver may discharge any person appointed by the Chargor.

10.4	Borrow money

A Receiver may raise and borrow money either unsecured or on the security of any Security Asset either in priority to this Security or otherwise and generally on any terms and for whatever purpose which he thinks fit.

10.5	Sale of assets

(a)	A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks fit.

(b)	The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which he thinks fit.

15

10.6	Compromise

A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who is or claims to be a creditor of the Chargor or relating in any way to any Security Asset.

10.7	Legal actions

A Receiver may bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Security Asset which he thinks fit.

10.8	Receipts

A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Security Asset.

10.9	Delegation

A Receiver may delegate his powers in accordance with this Mortgage.

10.10	Other powers

A Receiver may:

(a)	do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Mortgage or law;

(b)	exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Security Asset; and

(c)	use the name of the Chargor for any of the above purposes.

11	Application of proceeds

Any moneys received by the Agent or any Receiver after this Security has become enforceable shall be applied in or towards payment of or provision for all costs and expenses incurred by the Agent or any Receiver under or in connection with this Mortgage and of all remuneration due to any Receiver under or in connection with this Mortgage and thereafter at the discretion of the Agent. Following the payment and discharge of the Obligations in full the surplus (if any) will be paid to the Chargor. This Clause is subject to the payment of any claims having priority over this Security. This Clause does not prejudice the right of any Lender to recover any shortfall from the Chargor.

16

12	Expenses and indemnity

The Chargor shall:

(a)	immediately on demand pay all costs and expenses (including legal fees) incurred in connection with this Mortgage by any Lender or any Receiver, attorney, manager, agent or other person appointed by the Agent under this Mortgage including any arising from any actual or alleged breach by any person of any law or regulation, whether relating to the environment or otherwise; and

(b)	keep each of them indemnified against any failure or delay in paying those costs or expenses.

13	Delegation

13.1	Power of Attorney

The Agent or any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Mortgage.

13.2	Terms

Any such delegation may be made upon any terms (including power to sub-delegate) which the Agent or any Receiver may think fit.

13.3	Liability

Neither the Agent nor any Receiver will be in any way liable or responsible to the Chargor or the Company for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate.

14	Further assurances

The Chargor shall, at its own expense, take whatever action the Agent or a Receiver may require for:

(a)	creating, perfecting or protecting any security intended to be created by this Mortgage; or

(b)	facilitating the realisation of any Security Asset, or the exercise of any right, power or discretion exercisable, by the Agent or any Receiver or any of its delegates or sub delegates in respect of any Security Asset.

This includes:

(i)	the execution of any transfer, conveyance, assignment or assurance of any property, whether to the Agent or to its nominee; or

(ii)	the giving of any notice, order or direction and the making of any registration,

which, in any such case, the Agent may think expedient.

17

15	Power of attorney

15.1	Appointment

The Chargor hereby irrevocably appoints the Agent and any Receiver appointed hereunder (in each case with full power to appoint substitutes and to sub-delegate) jointly and also severally to be the attorney or attorneys of the Chargor and in its name and otherwise on its behalf to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required (or which the Agent or any Receiver appointed hereunder shall consider desirable) for carrying out any obligation imposed on the Chargor by or pursuant to this Mortgage, for getting in the Security Assets, and generally for enabling the Agent and the Receiver to exercise the respective powers conferred on them by or pursuant to this Mortgage or by law.

15.2	Ratification

The Chargor shall ratify and confirm all transactions and documents entered into by the Agent or such Receiver or delegate of the Agent or such Receiver acting under the power of attorney granted under Clause 15.1.

15.3	Irrevocable

The power of attorney granted under Clause 15.1 is granted irrevocably and for value as part of the security constituted by this Mortgage to secure proprietary interests of, and the performance of obligations owed to, the Agent.

16	Preservation

16.1	Continuing security

(a)	This Security is continuing and will extend to the ultimate balance of all the Obligations, regardless of any intermediate payment or discharge in whole or in part.

(b)	This Security is in addition to and is not in any way prejudiced by any other security now or subsequently held by the Agent for any of the Obligations.

16.2	Tacking

This Mortgage is made to secure any further advances or other facilities made available by the Lenders under the Loan Documents.

16.3	New Accounts

(a)	If any subsequent charge or other interest affects any Security Asset, the Agent may open a new account for the Chargor.

(b)	If the Agent does not open a new account, it will nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that charge or other account.

(c)	As from that time all payments made to the Agent will be credited or be treated as having been credited to the new account and will not operate to reduce any Secured Liability.

18

16.4	Waiver of defences

The obligations of the Chargor and the Company under this Mortgage will not be affected by any circumstance, act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of their obligations under this Mortgage and this Security and whether or not known to the Chargor, the Company or a Lender including:

(a)	any time, waiver or consent granted to, or composition with, an Obligor or other person;

(b)	the release of an Obligor or any other person under the terms of any composition or arrangement with any creditor or an Obligor;

(c)	the taking, variation, compromise, exchange, renewal or release of, refusal or neglect to perfect, take up or enforce, any rights against, or Security Interest or other rights over or relating to assets of, an Obligor or other person or any non-presentment or non-observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any Security Interest;

(d)	any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of, an Obligor or other person;

(e)	any amendment (however fundamental) or replacement of any Loan Document or other document;

(f)	any change in the identity of the Agent;

(g)	any right of set-off that the Chargor or the Company may have against the Agent;

(h)	any unenforceability, illegality or invalidity or any obligation of any person under any Loan Document or other document; or

(i)	any insolvency or similar proceedings.

16.5	Immediate recourse

The Chargor waives any right it may have of first requiring a Lender to proceed against or enforce any other rights or Security Interest or claim payment from or file any proof or claim in any insolvency, administration, winding up or liquidation proceedings relating to any Obligor or any other person before claiming from the Chargor under this Mortgage.

16.6	Non-competition

Until the end of the Security Period, neither the Chargor nor the Company will exercise any rights which they may have by reason of performance of their obligations under this Mortgage:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any guarantor of an Obligor’s obligations; and/or

(c)	to take the benefit of (in whole or in part and whether by subrogation or otherwise) of any right of a Lender under this Mortgage or of any other guarantee or Security Interest taken pursuant to, or in connection with, the Loan Document by the any Lender.

19

16.7	Reinstatement

(a)	Where any discharge (whether in respect of the obligations of any Obligor, any security for such obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on insolvency, administration, liquidation or otherwise without limitation, the liability of the Chargor or the Compny under this Mortgage shall continue as if there had been no such discharge or arrangement.

(b)	The Agent shall be entitled to concede or compromise any claim that any such payment, security or other disposition is liable to avoidance or repayment.

17	Miscellaneous

17.1	Waivers and remedies cumulative

(a)	The rights of the Agent under this Mortgage:

(i)	may be exercised as often as necessary;

(ii)	are cumulative and not exclusive of its rights under general law; and

(iii)	may be waived only in writing and specifically.

(b)	Delay in exercising or non-exercise of any such right is not a waiver of that right.

17.2	Transfers

(a)	Neither the Chargor nor the Company may assign or otherwise transfer any of their rights and/or obligations under this Mortgage.

(b)	The Agent may assign, transfer, novate or dispose of all or any part of its rights and/or obligations under this Mortgage.

17.3	Severability

If a provision of this Mortgage is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)	the validity or enforceability in that jurisdiction of any other provision of this Mortgage; or

(b)	the validity or enforceability in any other jurisdiction of that or any other provision of this Mortgage.

17.4	Amendments

This Mortgage may only be amended by an instrument in writing signed by each party to this Mortgage.

17.5	Waiver

(a)	No waiver of any right or rights arising under this Mortgage shall be effective unless such waiver is in writing and signed by the party whose rights are being waived.

(b)	No waiver by a party of a failure by the other party to perform any provision of this Mortgage shall operate or be construed as a waiver in respect of any other failure whether of a like or different character.

20

17.6	Counterparts

This Mortgage may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Mortgage.

17.7	Certificate

A certificate of the Agent as to any amount due from an Obligor in respect of the Obligations or any of them shall, in the absence of manifest error, be prima facie evidence of such amount as against the Chargor or the Company.

17.8	Language

All documents and notices provided or given in connection with this Mortgage shall be:

(a)	in English; or

(b)	if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

17.9	Payments

All payments made by the Chargor and the Company under this Mortgage shall be made free of any deductions or withholding (whether in respect of tax or otherwise). If the Chargor or the Company is compelled by law to make such deductions, it shall pay such additional amounts as to ensure that the net amount received by the Agent would be the same as if no such deductions had been made.

18	Notices

Each party’s address for notices is as set out below:1

Chargor

Borqs Technologies, Inc.

Tower A, Building B23

Universal Business Park

No. 10 Jiuxiangqiao Road

Chaoyang District, Beijing 100015, China

Attn: Pat Chan, CEO

Facsimile No.: 86-10-5975-6363

Telephone No: 86-10-5975-6336

Email: pat.chan@borqs.com

Company

Borqs International Holding Corp.

Tower A, Building B23

Universal Business Park

No. 10 Jiuxiangqiao Road

Chaoyang District, Beijing 100015, China

Attn: Pat Chan, CEO

Facsimile No.: 86-10-5975-6363

Telephone No: 86-10-5975-6336

Email: pat.chan@borqs.com

[1]	Parties to provide notice details.

21

Agent

Partners for Growth V, L.P.

Address: 1660 Tiburon Blvd., Suite D, Tiburon, CA 94920

Facsimile no: +1-415-781-0510

Electronic mail address: notices@pfgrowth.com

For the attention of: Geoff Allen / Tracy Pappas

With a copy (not constituting notice) to:

Greenspan Law Office

620 Laguna Rd, Mill Valley, CA 94941

Email: ben@greenspan-law.com

19	Release

At the end of the Security Period, the Agent shall, at the request and cost of the Chargor, take whatever action is necessary to release the Security Assets from this Security.

20	Set off

A Lender may set off any matured obligation due from the Chargor or the Company under this Mortgage (to the extent beneficially owned by that Lender) against any matured obligation owed by that Lender to the Chargor or the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

21	Third Party Rights

(a)	Subject to paragraph (b), a person who is not a party to this Mortgage has no right under the Third Parties Law to enforce any provision of this Mortgage in its own right.

(b)	A Receiver may enforce any provision of this Mortgage conferring a right on it.

22	Jurisdiction

22.1	Submission

For the benefit of the Lenders, the Chargor and the Company each agree that the courts of the Cayman Islands have jurisdiction to hear and determine any action, suit or proceeding, and settle any disputes, in connection with this Mortgage and accordingly submit to the jurisdiction of the Cayman Islands courts.

22

22.2	Forum convenience and enforcement abroad

Each of the Chargor and the Company:

(a)	waive any objection which they may have to the Cayman Islands courts on the grounds of inconvenient forum or otherwise as regards proceedings in connection with this Mortgage, and agree not to argue before any court or tribunal that such courts are an inappropriate or inconvenient forum; and

(b)	agree that a judgment or order of such courts in connection with this is conclusive and binding on each of them and may be enforced in the courts of any other jurisdiction.

22.3	Non-exclusivity

Nothing in this Clause 21 limits the right of the Agent to bring proceedings against the the Chargor or the Company in connection with this Mortgage or the Obligations:

(a)	in any other court of competent jurisdiction; or

(b)	concurrently in more than one jurisdiction, to the extent permitted by law.

22.4	Agent for Service of Process

Without prejudice to the Agent’s rights to serve notice in any other manner permitted by law, the Chargor hereby irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the Cayman Islands courts in connection with this Mortgage and agrees that failure by the Company to notify the Chargor shall not invalidate any proceedings concerned.

22.5	Security for costs

To the extent that the Chargor or the Company may, in any suit, action or proceeding brought in a court in any jurisdiction arising out of or in connection with this Mortgage or the Obligations be entitled to the benefit of any provision of law requiring any Lender in such suit, action or proceeding to post security for the costs of the Chargor or the Company, or to post a bond or take similar action, the Chargor or the Company hereby irrevocably waive any such benefit, in each case to the fullest extent now or hereafter permitted under the laws of such jurisdiction.

23	Governing law

This Mortgage is governed by Cayman Islands law.

This Mortgage has been entered into on the date stated on the first page of this Mortgage.

23

SCHEDULE 1

Part I - Form of Directors’ Letter of Resignation

Date: [●]

P.O. Box 309, Ugland House, Grand Cayman, KY1-1104

For the attention of the Board of Directors of the Company / Maples Corporate Services Limited

Dear Sirs

Resignation as a director of BORQS International Holding Corp (the Company)

I hereby resign with immediate effect as a director of the Company.

I confirm that I have no claims against the Company for compensation in relation to my loss of office or otherwise, but to the extent that I may have any such claim, I hereby irrevocably waive the same.

Yours faithfully

/s/ Pat Sek Yuen Chan
Pat Sek Yuen Chan

24

Part II - Form of Directors’ Letter of Authority

Date: [●]

Partners for Growth V, L.P. (the Agent)

1660 Tiburon Blvd., Suite D

Tiburon, CA 94920

For the attention of: Geoff Allen / Tracy Pappas

Dear Sir

Resignation letter - directorship of Borqs International Holdings Corp (the Company)

Please find enclosed a signed but undated letter from me resigning my position as a director of the Company.

I hereby irrevocably authorise you, whenever an Event of Default has occurred and is continuing for the purpose of the equitable share mortgage dated April __, 2018 made between the Chargor, the Company and the Agent (the Mortgage), to date the letter and send it to the Company’s registered office thereby terminating my directorship of the Company without compensation for loss of office. I acknowledge and agree that your discretion to act in this regard is to be exercised solely in your interests as Agent under the Mortgage.

I confirm that you may delegate the authority conferred by this letter to any of your successors and assigns as Agent in relation to the Mortgage.

Yours faithfully

/s/ Pat Sek Yuen Chan
Pat Sek Yuen Chan

25

SCHEDULE 2

Form of Share Transfer

BORQS International Holding Corp

(the Company)

SHARE TRANSFER

We, Borqs Technologies, Inc. (the Transferor), for good and valuable consideration received by us from _______________________ (the Transferee), do hereby:

(1)	transfer to the Transferee _________ shares of US$0.001 par value each standing in our name in the Register of Members of the Company, free of any liens, encumbrances or other restrictions thereon; and

(2)	consent that our name remains on the Register of Members of the Company until such time as the Company enters the Transferee's name in the Register of Members of the Company.

This Share Transfer is governed by Cayman Islands law.

/s/ Pat Sek Yuen Chan
SIGNED BY

Name: Pat Sek Yuen Chan

A duly authorised director acting for and on behalf of

Borqs Technologies, Inc.

26

EXECUTION PAGE

The parties have executed this agreement on the day and year first above written

Chargor

Executed and delivered as a deed by	)
Borqs Technologies, Inc.	)	/s/ Pat Sek Yuen Chan
acting by its duly authorised director	)	(Director)

Executed and delivered as a deed by	)
Borqs Technologies, Inc.	)
acting by its duly authorised director	)	(Director)

Company

Executed and delivered as a deed by	)
BORQS International Holding Corp	)
acting by its duly authorised director	)
(Director)

Agent

Executed and delivered as a deed by	)
Partners for Growth V, L.P.	)
acting by its duly authorised signatory	)	/s/ Geoffrey Allan
Authorised Signatory
Geoffrey Allan
Manager, Partners for Growth, LLC Its General Partner

27